Slide 1

NS Fall Peak Season Plan

D. W. Seale

Executive Vice President & Chief Marketing Officer

S.C. Tobias

Vice Chairman & Chief Operating Officer

September 13, 2006

Good morning.  On behalf of Norfolk Southern, thank you all for attending today's session.

In my comments, I will provide an overview of our volume trends, followed by our short term outlook.  I will also highlight some of our major capacity enhancement projects.

Steve Tobias, our Chief Operating Officer, will then summarize current operating metrics and provide additional comments on Norfolk Southern's asset planning and infrastructure additions.

Slide 2

Weekly Loads
Originated plus Received

2004
2005
2006
Loads (000)
180
170
160
150
140
130
120
110
100
1 = Jan
3 = Jan
5 = Jan
7 = Feb
9 = Feb
11 = Mar
13 = Mar
15 = Apr
17 = Apr
19 = May
21 = May
23 = Jun
25 = Jun
27 = Jul
29 = Jul
31 = Aug
33 = Aug
35 = Aug
37 = Sep
39 = Sep
41 = Oct
43 = Oct
45 = Nov
47 = Nov
49 = Dec
51 = Dec
Week Number and Month

NS traffic volumes have been at record levels and each month of 2006 has seen record volumes for that particular month.  We had an all time high loading month in August, led by record Intermodal volumes.

Throughout the year, our overall performance has outpaced some of the leading economic indicators.   Our second quarter volume growth of 4% exceeded the 2.5% growth in GDP, and we exceeded 2,000,000 units for the first time.

Despite high energy prices and economic uncertainty, both of which are impacting the manufacturing and the consumer sector, we are still in a period of economic expansion.

And with the exception of Automotive, our business reflects that posture as we have had modest growth in our consumer markets despite a slowdown in consumer spending.

As expected residential construction fell around 6% in the second quarter.  However, on the plus side, business spending on nonresidential construction is strong and that has been reflected in gains in our metals and construction business.

Favorable business and investment fundamentals and a projected gain from exports should keep the manufacturing industry solid for the remainder of the year.

Slide 3

NS Volume Growth

1st Qtr. 2003 – 2nd Qtr. 2006

Indexed to 2003 Q1
60%
50%
40%
30%
20%
10%
0%
(10%)
Intermodal
Total
Coal
Merchandise
2003Q1
2003Q2
2003Q3
2003Q4
2004Q1
2004Q2
2004Q3
2004Q4
2005Q1
2005Q2
2005Q3
2005Q4
2006Q1
2006Q2

Comparing the 1st quarter of 2003, to our 2nd quarter 2006 loadings, total volume has grown 23%, primarily due to a 42% gain in Intermodal business.  Coal and Merchandise volumes are up 14% and 12% respectively over this period.

Slide 4

NS Volume
2006 vs. 2005

	1Q		2Q		3Q(Jul-Aug)		Y-T-D	
	Abs.	% Chg.	Abs.	% Chg.	Abs.	% Chg.	Abs.	% Chg.
Agriculture	6,220	4%	(921)	(1%)	5,145	5%	10,444	3%
MetCon	22,829	12%	20,164	10%	11,348	8%	54,341	10%
Paper	4,985	4%	2,448	2%	2,533	3%	9,966	3%
Chemicals	(6,667)	(6%)	(9,170)	(8%)	(2,575)	(3%)	(18,412)	(6%)
Automotive	(5,000)	(3%)	(4,223)	(3%)	(11,883)	(14%)	(21,106)	(5%)
Merchandise	22,367	3%	8,298	1%	4,568	1%	35,233	2%
Intermodal	56,623	8%	59,100	8%	17,757	3%	133,480	7%
Coal	15,098	4%	9,338	2%	(6,440)	(2%)	17,996	2%
Total	94,088	5%	76,736	4%	15,885	1%	186,709	4%

For 2006, our market trends have remained somewhat consistent, although recent months have exhibited some softness.

Through August of this year Intermodal volume grew by 7%, led by a 14% gain in international volume and 10% increase in truckload business.

Our utility and metallurgical coal business remain strong, increasing 4% and 11% respectively for the first eight months.

Looking at our carload volume, gains in Agriculture, Metals/Construction and Paper have offset weaknesses in Chemicals and Automotive.

Automotive volumes have remained below 2005 throughout the year.  I will note that when I showed this same slide last year, Automotive had the only year-over year gain in third quarter-to-date traffic among the carload groups,  so we are facing a strong year-over-year comparison in Automotive coupled with declining production at Ford, GM and DaimlerChrylser, but increasing volume from Toyota, Honda and other domestic producers.

Slide 5

Peak Season Volume

- Intermodal
  - Growth will come from international and truckload business
  - Terminal capacity additions to improve network
- Coal
  - Utility and metallurgical volumes will remain strong
  - Increase in received coal traffic – PRB and import
  - 1,700 new coal cars ordered with 400 delivered in the 4th quarter
- Merchandise
  - Strong growth in iron & steel traffic
  - Continued ramp-up of ethanol business
  - Realignment of domestic auto production and increased international volumes

The traditional definition of peak season has changed.  Peak season is less pronounced as retailers are shipping more goods year round.

Looking ahead through the fall and into 2007, we are anticipating increased volumes over 2005 levels for most of our business segments.  We continue to review our operating plan and make adjustments as necessary to handle the growth.

International and truckload business will continue to be strong as international trade expands and we're continuing to expand our network and terminals to accommodate this growth.

We set a record in coal shipments in the third quarter of 2005, and again the second quarter of this year, exceeding 16 million tons.  For the year-to-date 2006, volumes are 2% higher than last year.  We are focused on meeting the demand for coal both in our utility markets as well as in the export and domestic metallurgical markets.

In this regard, we have ordered 1,700 new coal cars to replace coal car retirements and enhance capacity, and expect to take delivery of 400 new rapid discharge cars in the fourth quarter.  Also, we plan to gradually replace most of our current 34,000 car coal fleet over the next ten years through acquisitions, leases and conversion to private cars where practical.

Turning to our carload business, we do not expect volume in this segment to during the 2006 peak season to significantly exceed that of 2005.

We do expect continued strong growth in Metals and Agricultural traffic which should offset reductions in our Automotive business as Ford cuts production of trucks and SUV's.

Slide 6

System Equipment Utilization
Industrial Products

29
28
27
26
25
24
23
Cardays Per Load
Better
Jan
Feb
Mar
April
May
June
July
Aug
Sept
Oct
Nov
Dec
2006
2005

Asset management plays a critical role in our ability to meet increasing demand.  Norfolk Southern has one of the largest and most diverse rail fleets in the industry, with over 100,000 freight cars, and generally we've been able to accommodate increased demand with little more than seasonal or end-of-quarter spikes in demand.

 Equipment utilization for our Industrial Products carloads has been improving even with volume increases, and reducing cycle time is critical to efficient management of our fleet.

Through August, cardays per load in our Industrial Products business segments are down 3%.

Slide 7

Containers Loaded on Stack Cars

82%
80%
78%
76%
74%
72%
70%
JAN
FEB
MAR
APR
MAY
JUN
JUL
AUG
SEP
OCT
NOV
DEC
2005
2006

Equipment utilization in our Intermodal business is also improving.  The percentage of Containers moved in double stack configuration equipment versus conventional reached an all time high of 80% in August of 2006.  This metric is a good proxy for increased loads per car and loads per train.

Slide 8

Expanding Capacity

CANADA
Albany
Ayer
Buffalo
Binghamton
Dearborn
Detroit
Cleveland
Newark/North Jersey
Chicago
Toledo
Altoona
Philadelphia/South Jersey
Des Moines
Ft. Wayne
Harrisburg
Pittsburgh
Baltimore
Columbus
Cincinnati
Indianapolis
Decatur
Richmond
Kansas City
Louisville
St. Louis
Bluefield
Norfolk
Roanoke
Winston-Salem
Raleigh
Knoxville
Asheville
Charlotte
Morehead City
Memphis
Chattanooga
Greenville
Columbia
Atlanta
Charleston
Birmingham
Macon
Meridian
Savannah
Dallas
Brunswick
Jacksonville
New Orleans
Mobile
Palatka
Prior Studies
2006 Capacity Priorities
NS Trackage/Haulage

Along with improving asset management, we are in the process of adding infrastructure to several corridors throughout our system.   A couple of the more noteworthy are projects running from Memphis to Chattanooga, Chattanooga to Atlanta and Atlanta to Jacksonville.

Steve will elaborate more on these projects.

Slide 9

NS / KCS Joint Venture

CANADA
Albany
Ayer
Buffalo
Binghamton
Dearborn
Detroit
Cleveland
Chicago
Altoona
Newark/North Jersey
Toledo
Philadelphia/South Jersey
Des Moines
Harrisburg
Ft. Wayne
Pittsburgh
Baltimore
Columbus
Cincinnati
Indianapolis
Decatur
Richmond
Louisville
Kansas City
St. Louis
Bluefield
Norfolk
Roanoke
Winston-Salem
Raleigh
Knoxville
Asheville
Charlotte
Morehead City
Memphis
Chattanooga
Greenville
Columbia
Atlanta
Birmingham
Charleston
Macon
Meridian
Savannah
To Dallas/Ft. Worth and west
Shreveport
Brunswick
Jacksonville
New Orleans
Mobile
Palatka
Norfolk Southern System
NS / KCS Joint Venture
Kansas City Southern

We're also exploring new and different ways to add capacity, such as our joint venture with the KCS railroad.   Here we are adding $260 million directly to infrastructure enhancements between Meridian and Shreveport to increase capacity and train speed.

Also, we continue to look for other opportunities where joint operations, trackage or haulage agreements, might create needed capacity for the entire rail network.  This includes Class 1's as well as our regional and shortline partners.

Slide 10

Appliance Park - OPEN

Shepherdsville Rd.
Newburg Rd.
Heller St.
Buechel Bank Rd.
© 2004 GlobeXplorer

- 2.3 miles from current facility
- 32 acres, 600 parking spots
- 2nd Facility in Louisville
- 4,200 feet of pad track
- Open: August 8, 2006
- Approximately $13 Million
- Will handle Chicago and KC Traffic

Intermodal is our fastest growing sector and we continue to enhance our Intermodal network and capacity with terminal and service improvements.  In the last year, we have added Intermodal terminal capacity at Kansas City, Missouri, Louisville, Kentucky, Charlotte, North Carolina and Austell, Georgia.

Our new Intermodal terminal in Louisville, Kentucky, shown here, opened on August 8 and will handle container traffic moving over Detroit, Kansas City and Chicago.

Expansions at Austell, Georgia, Chicago-Landers, and Cleveland-Maple Heights should also be completed next year.

Slide 11

Austell Parking and Track

State Hwy 6 Bus
Mosley Rd
Bothwell St
Newark Ave
Clark St
Mathis Dr
278
Atlas
Google

- 1 mi. support track – early' 07
- 438 parking spaces – early '07
- 1 mi. pad track – proposed
- Total - $10.7 million

The expansion at Austell, Georgia will add 438 parking spaces and 1 mile of both pad track and support track, all of which should be completed in the first half of 2007.

Slide 12

Columbus – Rickenbacker
- 18 Months of Construction

Norfolk Southern Railway
Columbus Rickenbacker Intermodal Facility
NORFOLK SOUTHERN RAILWAY
STORAGE TRACKS
UNLOADING TRACKS
DETENTION BASIN E
MAINTENANCE AREA
MAINTENANCE BUILDING
CHASSIS STORAGE
DETENTION BASIN A
DETENTION BASIN B
DETENTION BASIN C
DETENTION BASIN D
TRAILER STORAGE
INTERMODAL ENTRANCE AND ADMINISTRATION BUILDING
LANDSCAPED BERM

- Pad Track: 9,000 ft.
- Support Track: 12,000 ft.
- Wheeled Parking: 1,800
- 450 spaces (2 high) Stacked

- 275 Acres
- Ground Breaking: Sept, 2006
- Annual Lift Capacity: 250,000
- $ 61 million

One of our larger projects is the Rickenbacker terminal at Columbus, Ohio.  When completed in early 2008, this facility will have an annual lift capacity of 250,000 units, 1,800 wheeled parking spaces and an additional 450 spaces for double stacked.   In partnership with the Columbus Regional Airport Authority, Rickenbacker is being developed as NS' first fully integrated Intermodal logistics park.  Norfolk Southern and CRAA broke ground for this facility earlier this month.

It also will be our first fully integrated logistics center, offering a wide range of warehousing and distribution services for not only Intermodal, but carload service as well.

Slide 13

Heartland Corridor Project

LEGEND
1. Central Corridor Double-Stack Initiative, and Roanoke and Pritchard Intermodal Facilities
2. Related Terminal Capacity
3. Western Freeway Rail Corridor
To Chicago, Detroit, and Points West
OH
WV
VA
KY
Columbus
Rickenbacker
Ashville
Portsmouth
Huntington
Kenova
Prichard
Williamson
Welch
Bluefield
Christiansburg
Roanoke
Washington, DC
Richmond
Petersburg
Portsmouth
75
77
70
64
81
95
The Heartland Corridor
CIMT
NIT
CIDMMA
Maersk
Norfolk
Portsmouth
PMT
664
564
264
464
Western Freeway Rail Corridor

The construction of the Rickenbacker Logistics Center is a major catalyst for our Heartland Corridor project. The States of Ohio, West Virginia and Virginia, Norfolk Southern and the Federal Highway Administration (FHWA) recently announced the release of $95 million in federal funding as part of a total cost of $151 to clear 30 tunnels on this route to accommodate double-stack train service.

The Heartland Corridor Project is a public-private partnership that will expand capacity, improve service and reduce customer availability times by up to one day for Intermodal traffic between the mid-Atlantic and the Midwest.  It will also provide opportunities for economic development in all three affected states.

Slide 14

Ease of Doing Business

Improved Billing Processes

- Freight Billing Accuracy
  - 2006 – 98.3%
  - 2005 – 97.7%
  - 2004 – 97.0%

In addition to capacity and infrastructure improvements, there are other ways to improve the service that we provide.

We've made strides in improving our billing process and billing accuracy.  Freight bill accuracy has improved from 97% in 2004 to 98.3% in 2006.

Slide 15

Communication

- Local Carload Service
- Marketing/CYO Customer Visits
- Regular Customer Contacts
- Demand Forecasts are Critical

And, to improve local pick-up and delivery of carload shipments, we are continuing to focus on our local operating plan adherence process or LOPA for short.

A critical part of this local operating planning process is to ensure that our customers' requirements are clearly understood.  To accomplish this, representatives from our Central Yard Operations (CYO) and Marketing make over 2,000 customer site visits per year to review local operating needs and the plans to fulfill those needs.

We also review ongoing needs and changes with customers through hundreds of direct customer contact sessions through our normal sales and marketing channels.

Finally, we cannot overemphasize the major role that customers can, and do play in our quest to continuously improve service.   We need your very best demand forecasts as far out as you possibly can provide in order to properly incorporate it into our overall operating plan and to plan future capacity requirements.

With that as a backdrop, Steve will now provide an overview of our operations and more details of our work to increase capacity and service across our system.

Thank you.

Slide 16

NS Fall Peak Season Plan

S.C. Tobias

Vice Chairman & Chief Operating Officer

D. W. Seale

Executive Vice President & Chief Marketing Officer

September 13, 2006

9346

Thank you Don, and thank you Chairman Nottingham and other distinguished guests of the rail and customer communities.  To begin my comments I would like to start with our preparations for the Fall Peak Season.

Slide 17

Operations Planning

Process Examples

Time Horizon
Disaster Recovery
Contingency Planning
Seasonal Planning
Long Term Planning
Derailments, localized events
Hurricanes Katrina/Rita
TOP II Network Redesign
Asset Planning (Power, crews, cars, and infrastructure)

In addition to safety, many of you are aware of emphasis we have placed on designing and improving operations and customer service using new systems planning tools that have come to critical mass over the past several years.  On an ongoing basis we have instituted the TOP, or  Thoroughbred Operating Plan, Steering Committee, a cross functional group of senior managers from Operations, Marketing, Information Technology, Strategic Planning and Finance, that has oversight of and responsibility for Norfolk Southern's Operating Plan.  This group regularly meets, reviews and evaluates the performance, the successes and makes changes and suggests improvements for the Thoroughbred Operating Plan. We adjust the operating plan making periodic changes to address both long term and seasonal changes in business volume and shifts in traffic mix.  We also make shorter term adjustments to the operating plan to respond to events like hurricanes and flooding, as well as events that have short impact duration such as derailments or localized events.  In the past ten years and with integration of Conrail we have redesigned our whole process for train planning, car processing and logistics.

Slide 18

Operations Planning

System Tools

- TOP Thoroughbred Operating Plan
- OPA Operating Plan Adherence
- LOPA Local Operating Plan Adherence
- TYES Transportation Yard Enterprise System

Our systems build from the alphabet soup of integrated systems as TYES, our Transportation Yard Enterprise System, ABC Algorithmic Blocking and Classification, OPA Operating Plan Adherence, LOPA Local Operating Plan Adherence, OPD Operating Plan Developer and TOP our Thoroughbred Operating Plan.

          The method and tools we have developed enable us to quickly develop, execute and adapt operating plan scenarios and options throughout the course of the year and for specialized handling when Mother Nature calls as she did last year with Hurricane Katrina.

Slide 19

Total Cars On-Line

June 1999 and Forward
250,000
240,000
230,000
220,000
210,000
200,000
190,000
180,000
170,000
Jun-99
Sep-99
Dec-99
Mar-00
Jun-00
Sep-00
Dec-00
Mar-01
Jun-01
Sep-01
Dec-01
Mar-02
Jun-02
Sep-02
Dec-02
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05
Jun-05
Sep-05
Dec-05
Mar-06
Jun-06
Sep-06

Now I'll review our standard metrics. This slide shows daily cars on line for the past 6 years. As you can see, after a period of rapid decline following the Conrail integration, over the previous two years a stable modulating trend can be seen in the range of 190,000 cars on line, and this has remained consistent even with increasing car loadings. Cars on line currently stand at a fluid 191,083.

Slide 20

Average Train Speed

System Weekly: June 1999 and Forward

27
25
23
21
19
17
15
Jun-99
Sep-99
Dec-99
Mar-00
Jun-00
Sep-00
Dec-00
Mar-01
Jun-01
Sep-01
Dec-01
Mar-02
Jun-02
Sep-02
Dec-02
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05
Jun-05
Sep-05
Dec-05
Mar-06
Jun-06
Sep-06

Average train speed shows a similar trend over 6 years, currently averaging 21.5 mph.

Slide 21

Terminal Dwell Time

System Weekly: June 1999 and Forward

36
34
32
30
28
26
24
22
20
Jun-99
Sep-99
Dec-99
Mar-00
Jun-00
Sep-00
Dec-00
Mar-01
Jun-01
Sep-01
Dec-01
Mar-02
Jun-02
Sep-02
Dec-02
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05
Jun-05
Sep-05
Dec-05
Mar-06
Jun-06
Sep-06

Here we see terminal dwell time in the same way and is currently at 21.1 hours.

Slide 22

NS continues to make large capital expenditures to maintain and expand its infrastructure. Through the end of this year, NS capital expenditures will total more than $6.1 billion since 2000. Approximately 40 percent of this investment has been spent just to maintain our existing rail infrastructure.

          Our cross functional infrastructure team look towards the future and determine where we most will need extra investment to increase our capacity. Infrastructure improvements are evaluated in light of the extent to which such improvements will increase safe and efficient rail operations, projected traffic levels, and the value of other competing requests for capital dollars.  On this slide are some of our recent developments:

       In 2005, we added infrastructure in the following corridors: Butler, IN, to Decatur, IL; Chattanooga, TN, to Atlanta, GA; Memphis, TN, to Chattanooga, TN; Atlanta, GA, to Jacksonville, FL; and Macon, GA, to Columbus, GA.

       In 2006, we are adding infrastructure in the following corridors: Memphis, TN to Chattanooga, TN; Chattanooga, TN, to Atlanta, GA; Columbia, SC, to Charleston, SC; Columbus, OH, to Cincinnati, OH; Manassas, VA, to Harrisburg, PA; Atlanta, GA, to Jacksonville, FL; Goldsboro, NC, to Morehead City, NC; and on the Penn Route in New Jersey.

Slide 23

Increasing Capacity

Corridor Improvements

In 2006 and Beyond:

- Joint Venture with Kansas City Southern: Meridian Speedway

In 2006, we entered into a joint venture with Kansas City Southern to respond creatively to the capacity needs of the Meridian Speedway to handle the growing volume of intermodal traffic. Although this venture has only been in existence less than one year, work has begun, including installation of Centralized Traffic Control on a portion of the line and design work on key infrastructure improvements.

       In addition to continued investment in many of the previously mentioned routes, we are planning future investment in several additional corridors, including Fort Wayne, IN, to Cincinnati, OH; Atlanta, GA, to Jacksonville, FL; St. Louis, MO, to Danville, KY; Birmingham, AL, to Atlanta, GA; Birmingham, AL, to Meridian, MS; and Birmingham, AL to Macon, GA.

          Finally, capacity can also be expanded by means other than capital dollars. For example, we expect our Thoroughbred Operating Plan will continue to allow us to handle more freight using the same amount of resources. In addition, although expenditures made to hire, train, and pay crews are not capital dollars, the additional crews certainly expand our capacity.

Slide 24

Locomotives

- 150 locomotives purchased in 2006
- Continuing locomotives leases on 85 road units the for peak season
- Continuing aggressive locomotive overhaul program

As it has for the last few years, NS continues to expand and improve our locomotive fleet in preparation for expected volume growth. We will have 150 new, high-adhesion six-axle locomotives in service this fall over and above what was available last year. Also, to supplement our current fleet for fall, we will retain leases on an additional 85 road units through the period.

          We prioritize fleet use in order to handle anticipated business volumes to keep our scheduled network running.

Slide 25

Freight Cars

- 26% increase in scheduled car repairs over 2005
- Renewing expiring equipment leases representing 1,911 cars
- New 2006 leases covering 1,265 cars including:
  - 150 50-ft, boxcars
  - 300 covered hoppers
  - 200 gondolas
  - 150 jumbo gondolas
  - 20 mill gondolas
- Independent car-cleaning/prepping contractors have increased from 23 in 2004 to 32 in 2006

With demand continuing at high levels, car shortages are and will continue to be an issue in some commodity areas. To help address high demand for rail equipment, NS has taken a number of steps to increase the number of railcars available to our customers. We have further enhanced our car repair efforts - our current schedule of 19,375 scheduled repairs represents a 26 percent increase over our 2005 repair program and a 59 percent increase over our 2004 repair program. We have renewed expiring equipment leases covering 1,386 cars, and we plan to renew leases for 525 cars that expire later in 2006. In 2006, we have acquired through new leases 150 50-foot boxcars and 200 gondolas. Later in the year, we plan to lease 300 covered hoppers, 150 jumbo gondolas, and 20 mill gondolas. Since 2004, we have added new leases covering 1,265 rail cars.

          NS has also increased its car-prepping facilities from 23 at the end of 2004 to 29 at the end of 2005 to 32 so far in 2006. These facilities are at strategic locations to address car quality issues prior to car placement. This effort has reduced the number of rejected cars and unproductive car days to reposition cars for cleaning and prepping.

Slide 26

Crew Hiring Plan

2,800
2,400
2,000
1,600
1,200
800
400
0
1,441
2,404
1,800
330
706
770
Conductor Trainees
Locomotive Engineers
2004
2005
2006

It takes a great deal of planning to ensure a properly-sized work force to support train operations and growth.   We continually review and update our crew needs on a monthly basis, using computer-modeling techniques. By the end of 2006, over 7,100 employees will have entered Conductor training since 2003 and over 1,900 will have entered Locomotive Engineer training during the same period. This includes 1,800 employees who have or will begin Conductor training this year and 770 who have or will begin Locomotive Engineer training this year.

Slide 27

To summarize my message to you, Norfolk Southern has the elements in place to handle the peak season as business continues to grow. We will judge our performance by safety of operations; by cars on line, terminal dwell and train velocity; by on-time performance; and most important by listening carefully to what our customers say about our service.  We appreciate your business and the opportunity to grow with you and to continue to earn your confidence.

          We look forward to working with all of you.